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                                                                    EXHIBIT 23.1

The Board of Directors
Grey Wolf, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG PEAT MARWICK LLP

Houston, Texas
September 29, 1998